Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated of our report dated April 4, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 4, 2006 relating to the financial statement schedules, which appears in this Form 10-K.

Registration Statements on Form S-3

Registration Numbers

333-55805

333-61881

333-64175

333-66755

333-71933

333-116578

Registration Statements on Form S-4

Registration Numbers

333-09043

333-41563

333-60123

333-75120

333-113239

Registration Statements on Form S-8

Registration Numbers

33-88390

333-00695

333-25213

333-47535

333-51244

333-66759

333-83161

333-83159

333-91416

Birmingham, Alabama

April 7, 2006

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91416) of Saks Incorporated and Subsid iaries of our report dated April 10, 2006 relating to the financial statements of Saks Incorporated Employee Stock Purchase Plan, which appears in Exhibit 99.2 in this Form 10-K.

Birmingham, Alabama

April 10, 2006